ARTICLES OF MERGER


         These Articles of Merger are submitted for filing to the Secretary of State of the State of Nevada pursuant to Nevada Revised Statutes Section 92A.200.


                                    Article I
                                 Plan of Merger

         Pursuant to the provisions of Section 92A of the Nevada Revised Statutes, Aradyme Development Corporation, a Nevada corporation ("Aradyme"), 677 East 700 South, Suite 201, American Fork, Utah 84003, and Albion Merger Corporation, a Utah corporation ("MergerCo"), 24351 Pasto Road, Suite B, Dana Point, California 92629, entered into a Plan of Merger by the terms of which MergerCo became the surviving corporation in said merger and changed its name to Aradyme Development Corporation as the surviving corporation.


                                   Article II
                           Approval of Plan of Merger

         The Plan of Merger has been presented to the stockholders and directors of the constituent corporations in the manner required by law and the corporations' articles of incorporation and bylaws and has been approved as follows:

         The directors of Aradyme approved and adopted the Plan of Merger by unanimous written consent dated February 7, 2003.

         The common stockholders of Aradyme approved and adopted the Plan of Merger by majority written consent dated March 7, 2003.

         The preferred stockholders of Aradyme approved and adopted the Plan of Merger by majority written consent dated March 7, 2003.

         The directors of MergerCo approved and adopted the Plan of Merger by unanimous written consent dated March 7, 2003.

         The sole stockholder of MergerCo approved and adopted the Plan of Merger by majority written consent dated March 13, 2003.


                                   Article III
                             Terms of Plan of Merger

         The merger provided for herein shall become effective at the close of business on the date it is filed with the Secretary of State of the State of Nevada and the Utah Department of Commerce, Division of Corporations and commercial Code of the State of Utah.

         The terms of the Plan of Merger provided that the holders of common stock of Aradyme will receive an equal number of shares on a pro rata basis of common stock of the parent corporation of MergerCo, Albion Aviation, Inc., a Delaware corporation, and that the holders of preferred stock of Aradyme will receive an equal number of shares on a pro rata basis of the preferred stock of Albion Aviation, Inc. As consideration, the issued and outstanding shares of Aradyme common stock and preferred stock will be surrendered for cancellation to MergerCo and canceled without any consideration issued therefor.

         The Plan of Merger is attached hereto and marked as Exhibit A.


                                   Article IV
                      Articles of Incorporation; Amendment

         The  articles of  incorporation  of MergerCo  shall be the  articles of
incorporation  of  the  surviving   corporation  with  the  following   specific
amendment:

                                    Article I
                                      Name
                           The  name  of  the   corporation   shall  be  Aradyme
                  Development Corporation.


                                    Article V
                              Surviving Corporation

         The address of the surviving corporation shall be:

         Aradyme Development Corporation
         677 East 700 South, Suite 201
         American Fork, Utah 84003

         IN WITNESS HEREOF, these Articles of Merger have been signed this 13th day of March, 2003.


                                              ARADYME DEVELOPMENT CORPORATION


                                              By
                                              Kirk L. Tanner, President


                                                     ALBION MERGER CORPORATION


                                                     By
                                                     James R. Spencer, President